                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by Registrant                                  |X|
Filed by a Party other than the Registrant           |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         BOLDER TECHNOLOGIES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1. Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2. Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4. Proposed maximum aggregate value of transaction:

5. Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1. Amount Previously Paid:

--------------------------------------------------------------------------------

2. Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

3.   Filing Party:

--------------------------------------------------------------------------------

4.   Date Filed:

--------------------------------------------------------------------------------

                         BOLDER TECHNOLOGIES CORPORATION
                            4403 Table Mountain Drive
                             Golden, Colorado 80403

    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 5, 2000

TO THE STOCKHOLDERS OF BOLDER TECHNOLOGIES CORPORATION:

         NOTICE IS HEREBY GIVEN that a Special Meeting of stockholders of BOLDER TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), will be held on Thursday, October 5, 2000, at 9:00 a.m. local time, at the Company's facilities located at 4403 Table Mountain Drive in Golden, Colorado, for the following purposes:

         1. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 25,000,000 shares to 50,000,000 shares.

         2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on September 1, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

                                       By Order of the Board of Directors,

                                       /s/ Joseph F. Fojtasek

                                       Joseph F. Fojtasek, Secretary

Golden, Colorado
September 6, 2000

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                         BOLDER TECHNOLOGIES CORPORATION
                            4403 Table Mountain Drive
                             Golden, Colorado 80403

                                 PROXY STATEMENT
                       FOR SPECIAL MEETING OF STOCKHOLDERS

                                OCTOBER 5, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Bolder Technologies Corporation, a Delaware corporation (the "Company"), for use at a special meeting of stockholders to be held on Thursday, October 5, 2000, at 9:00 a.m. local time (the "Special Meeting") and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the Company's facilities located at 4403 Table Mountain Drive in Golden, Colorado. The Company intends to mail this Proxy Statement and accompanying proxy card on or about September 6, 2000, to all stockholders entitled to vote at the Special Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock or Series A Preferred Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock or Series A Preferred Stock for their costs of forwarding solicitation materials to such beneficial owners.

         W.F. Doring & Co., Inc., Jersey City, New Jersey, a proxy solicitation firm, has been employed by the Company to solicit proxies for the Special Meeting by mail, telephone or personal solicitation. It is anticipated that the fees to be paid to W.F. Doring & Co. by the Company will not exceed $2,500. Proxies also may be solicited by directors, officers or other regular employees of the Company who will not be specially compensated for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock or Series A Preferred Stock at the close of business on September 1, 2000 will be entitled to notice of and to vote at the Special Meeting. At the close of business on September 1, 2000, the Company had outstanding and entitled to vote 17,213,069 shares of Common Stock and 325,000 shares of Series A Preferred Stock.

         Record holders of Common Stock and Series A Preferred Stock will vote together as one class on all matters to be voted upon at the Special Meeting. Each holder of record of Common Stock will be entitled to one vote per share and each holder of record of Series A Preferred Stock will be entitled to 3.33 votes per share.

         The holders of a majority of the shares entitled to vote, present in person or represented by proxy at the Special Meeting, constitute a quorum. The affirmative vote of a majority of the outstanding shares is required to approve the proposal to amend the Company's Amended and Restated Certificate of Incorporation.

         All votes will be tabulated by the inspector of elections appointed for the Special Meeting, who will separately tabulate affirmative and negative votes and abstentions. Abstentions will be considered present at the Special Meeting for the purpose of establishing a quorum, but will have the effect of a vote against the proposal to amend the Company's Amended and Restated Certificate of Incorporation.

         Brokerage firms who hold shares in "street name" for customers will have the authority to vote those shares with respect to the proposal to amend the Company's Amended and Restated Certificate of Incorporation if such firms have not received voting instructions from a beneficial owner. However, the failure of a broker to vote shares in the absence of instructions (a "broker non-vote") will have the effect of a vote against the proposal.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A proxy may be revoked by either filing with the Secretary of the Company at the Company's principal executive office, 4403 Table Mountain Drive, Golden, Colorado 80403, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

         The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 is January 1, 2001. A stockholder proposal or a nomination for director that is not to be included in such proxy statement and form of proxy must be received by the Secretary of the Company no earlier than March 3, 2001 and no later than April 2, 2001. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                    PROPOSAL

       APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the Company's authorized number of shares of Common Stock from 25,000,000 shares to 50,000,000 shares.

         The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock and Series A Preferred Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

         As of August 1, 2000, there were 17,208,069 shares of Common Stock outstanding. In addition, the Company has 1,083,332 shares of Common Stock reserved for issuance upon the conversion of shares of Series A Preferred Stock, 390,102 shares of Common Stock issuable upon the exercise of warrants to acquire shares of Common Stock, 56,903 shares of Common Stock reserved for future issuance upon exercise of options and rights granted under the Company's 1996 Employee Stock Purchase Plan, 2,304,399 shares of Common Stock reserved for future grants of stock options under the Company's 1996 Equity Incentive Plan and 585,858 shares of Common Stock reserved for other option grants. Accordingly, the Company has only 3,371,337 additional shares of Common Stock unreserved and available for future issuance.

         The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products.

         The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. Each share of Common Stock has associated with it one right (a "Right") to purchase one one-hundredth of a share of Series B Junior Participating Preferred Stock (or in certain cases other securities) of the Company. The terms of the Rights are set forth in a Rights Agreement, as amended (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent. Prior to the occurrence of certain specified future events, the Rights will not be represented by separate certificates and will be transferable with and only with the associated Common Stock.

         Pursuant to the Rights Agreement, in the event that, among other things, a third party acquires beneficial ownership of 15% or more of the outstanding shares of Common Stock, each holder of Rights will be entitled to purchase securities of the Company having a market value equal to twice the purchase price thereof. In addition, Rights held by an Acquiring Person (as defined in the Rights Agreement) will become null and void, nontransferable and nonexercisable.

         Subject to certain limitations, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right. The Rights will expire on January 23, 2008, unless earlier redeemed by the Company.

         Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

         The affirmative vote of a majority of the outstanding shares of Common Stock and Series A Preferred Stock voting together as one class will be required to approve this amendment to the Company's Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as a vote against the proposal.

                        THE BOARD OF DIRECTORS RECOMMENDS
                   A VOTE IN FAVOR OF THE FOREGOING PROPOSAL

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of each class of the Company's outstanding voting securities as of August 1, 2000 by: (i) each director of the Company; (ii) each of the executive officers of the Company; (iii) all executive officers and directors of the Company as a group; and (iv) each person known by the Company to be the beneficial owner of more than five percent (5%) of any class of the Company's outstanding voting securities.

                                                   BENEFICIAL OWNERSHIP             BENEFICIAL OWNERSHIP OF
                                                    OF COMMON STOCK (1)           SERIES A PREFERRED STOCK (1)
                                                ----------------------------      ----------------------------
                                                NUMBER OF         PERCENT OF       NUMBER OF       PERCENT OF
          BENEFICIAL OWNER                        SHARES            TOTAL            SHARES           TOTAL
-------------------------------------------     ---------         ----------      -----------     ------------
State of Wisconsin Investment Board...          3,372,339            19.6%
P.O. Box 7842
Madison, WI 53707

Funds managed by Patricof & Co.
Ventures, Inc. (2)......................        1,966,126            11.4%               --              --
445 Park Avenue
New York, NY  10022

Ingalls & Snyder LLC(3).................        1,456,797             8.5%               --              --
61 Broadway
New York, NY  10006

Columbine Venture Fund II, L.P..........        1,273,135             7.4%               --              --
5460 South Quebec Street
Suite 270
Englewood, CO  80111

Wellington Management Company, LLP(4) ..          848,000             4.9%               --              --
75 State Street
Boston, MA  02109

Fidelity International Limited and FMR
Corp.(5) ...............................          697,875             4.1%               --              --
82 Devonshire Street
Boston, MA  02109

The Bank of New York(6).................          566,666             3.3%            170,000           52.3%
925 Patterson Plank Road
Secaucus, NJ  07094

Firstar Bank, N.A.(6)...................          283,333             1.6%             85,000           26.1%
425 Walnut Street
Cincinnati, OH  45201

Wachovia Bank, N.A. (6).................          133,333               *              40,000           12.3%
100 North Main Street
NC 37121
Winston-Salem, NC  27150

                                                   BENEFICIAL OWNERSHIP             BENEFICIAL OWNERSHIP OF
                                                    OF COMMON STOCK (1)           SERIES A PREFERRED STOCK (1)
                                                ----------------------------      ----------------------------
                                                NUMBER OF         PERCENT OF       NUMBER OF       PERCENT OF
          BENEFICIAL OWNER                        SHARES            TOTAL            SHARES           TOTAL
-------------------------------------------     ---------         ----------      -----------     ------------
Boston Safe Deposit and Trust
Company(6)..............................          100,000               *              30,000            9.2%
c/o Mellon Bank N.A.
Three Mellon Bank Center
Room 153-3015
Pittsburgh, PA  15259

Roger F. Warren (7).....................          326,808             1.9%               --               --

Joseph F. Fojtasek (8)..................          131,852               *                --               --

Arthur S. Homa (9)......................           59,167               *                --               --

James N. Orstead .......................            1,000               *                --               --

Wilmer R. Bottoms, Ph.D. (9)............            9,000               *                --               --

William D. Connor (10)..................           24,000               *                --               --

Robert N. Hiatt.........................                0               *                --               --

Donovan B. Hicks (11)...................           15,000               *                --               --

Daniel S. Lankford (12).................          453,314             2.6%               --               --

Carl S. Stutts (9)......................           12,333               *                --               --

All executive officers and
directors as a group
(10 persons) (13).......................        1,032,474             6.0%               --               --

----------------------
*    Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon conversion of Series A Preferred Stock and shares of Common Stock subject to options exercisable within 60 days of August 1, 2000 are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 17,208,069 shares of Common Stock and 325,000 shares of Series A Preferred Stock outstanding on August 1, 2000, adjusted as required by rules promulgated by the SEC.

(2) Consists of 1,372,411 shares held by APA Excelsior III, L.P., 522,938 shares held by Royal Bank of Canada Trust co. (Jersey) Ltd., Custodian for APA Excelsior III/Offshore, L.P., of which the general partners of APA Excelsior III, L.P. and APA Excelsior III/Offshore, L.P. have shared voting and dispositive power, and 70,777 shares held by Landmark Equity Partners V, L.P. of which Patricof & Co. Ventures, Inc., the investment manager to Landmark Equity Partners V, L.P., has sole voting and dispositive power.

(3) Includes 121,937 shares as to which Ingalls & Snyder LLC has sole voting and dispositive power and 1,334,860 shares as to which Ingalls & Snyder LLC has shared voting dispositive power.

(4) Includes 558,000 shares as to which Wellington Management Company, LLP has shared voting power and 848,000 shares as to which Wellington Management Company, LLP has shared dispositive power.

(5) Includes 379,425 shares beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., of which Edward
     C. Johnson III and FMR Corp. have sole dispositive power, 147,600 shares beneficially owned by Fidelity Management Trust company, a wholly-owned subsidiary of FMR Corp., of which Edward C. Johnson III and FMR Corp. have sole dispositive and voting power, 170,850 shares beneficially owned by Fidelity International Limited which has sole dispositive and voting power. Members of Edward C. Johnson III family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson is chairman of FMR Corp. and Abigail P. Johnson is a director of FMR Corp. Thus, Mr. Johnson and Ms. Johnson may be deemed to be the beneficial owners of the stock beneficially owned by FMR Corp. A partnership controlled by Edward C. Johnson III and members of his family owns shares of Fidelity International Limited with the right to cast approximately 39.89% of the total votes which may be cast by all holders of Fidelity International Limited voting stock. Mr. Johnson is Chairman of Fidelity International Limited. Thus, Mr. Johnson may be deemed to be the beneficial owner of the stock beneficially owned by Fidelity International Limited. FMR Corp. and Fidelity International Limited are of the view that they are not acting as a "group" for purposes of Section 13(d) under the Securities Exchange Act of 1934 ("1934 Act") and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities "beneficially owned" by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act.

(6) Consists solely of shares issuable upon conversion of Series A Preferred Stock.

(7) Includes 323,957 shares subject to stock options that are exercisable within 60 days of August 1, 2000.

(8) Includes 125,602 shares subject to stock options that are exercisable within 60 days of August 1, 2000.

(9) Consists solely of shares subject to stock options that are exercisable within 60 days of August 1, 2000.

(10) Includes 14,000 shares subject to stock options that are exercisable within 60 days of August 1, 2000.

(11) Includes 14,000 shares subject to stock options that are exercisable within 60 days of August 1, 2000.

(12) Includes 316,985 shares subject to stock options that are exercisable within 60 days of August 1, 2000.

(13) Includes 875,044 shares subject to stock options that are exercisable within 60 days of August 1, 2000.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                         By Order of the Board of Directors,

                                         /s/ Joseph F. Fojtasek

                                         Joseph F. Fojtasek, Secretary

September 6, 2000

                         BOLDER TECHNOLOGIES CORPORATION

                4403 Table Mountain Drive, Golden, Colorado 80403

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
           FOR THE SPECIAL MEETING OF STOCKHOLDERS - OCTOBER 5, 2000

         The undersigned hereby constitutes and appoints Roger F. Warren and Joseph F. Fojtasek, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Stockholders of Bolder Technologies Corporation to be held at 4403 Table Mountain Drive, Golden, Colorado, on Thursday, October 5, 2000, at 9:00 a.m. local time, and at any postponements, continuations and adjournments thereof, on all matters coming before said meeting.

1.       AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

         [ ]  FOR          [ ]  AGAINST        [ ]  ABSTAIN

         You are encouraged to specify your choice by marking the appropriate box, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The persons named herein as agents and proxies cannot vote your shares unless you sign and return this card.

         In their discretion, the proxies are entitled to vote upon such other matters as may properly come before the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

         Please mark, sign and return promptly using the enclosed envelope.

Dated:  ____________________, 2000
                                    -------------------------------------------

                                    --------------------------------------------
                                    Signature(s)

                                    NOTE: Please mark, sign and return promptly using the enclosed envelope. Executors, administrators, trustees, etc. should give a title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.